CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-224219 on Form S-3 and in Registration Statement No. 333-210996 on Form S-8 of our reports dated February 21, 2019, relating to the consolidated financial statements of National CineMedia, Inc. and subsidiary, and the effectiveness of National CineMedia, Inc. and subsidiary’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of National CineMedia, Inc. for the year ended December 27, 2018.

Denver, Colorado
February 21, 2019